Exhibit 8.1 List of Subsidiaries

		Holding as of
	Country	March 31, 2021	March 31, 2020
Infosys Technologies (China) Co. Limited (Infosys China)	China	100.00%	100.00%
Infosys Technologies S. de R. L. de C. V. (Infosys Mexico)	Mexico	100.00%	100.00%
Infosys Technologies (Sweden) AB. (Infosys Sweden)	Sweden	100.00%	100.00%
Infosys Technologies (Shanghai) Company Limited (Infosys Shanghai)	China	100.00%	100.00%
Infosys Tecnologia DO Brasil LTDA. (Infosys Brasil)(18)	Brazil	—	—
Infosys Nova Holdings LLC. (Infosys Nova)	U.S.	100.00%	100.00%
EdgeVerve Systems Limited (EdgeVerve)	India	100.00%	100.00%
Infosys Austria GmbH	Austria	100.00%	100.00%
Skava Systems Pvt. Ltd. (Skava Systems)(44)	India	100.00%	100.00%
Kallidus Inc. (Kallidus)(45)	U.S.	—	100.00%
Infosys Chile SpA	Chile	100.00%	100.00%
Infosys Arabia Limited(2)	Saudi Arabia	70.00%	70.00%
Infosys Consulting Ltda.(1)	Brazil	100.00%	100.00%
Infosys CIS LLC(1)(19)	Russia	—	—
Infosys Luxembourg S.a.r.l	Luxembourg	100.00%	100.00%
Infosys Americas Inc., (Infosys Americas)	U.S.	100.00%	100.00%
Infosys Technologies (Australia) Pty. Limited (Infosys Australia)(3)	Australia	—	—
Infosys Public Services, Inc. USA (Infosys Public Services)	U.S.	100.00%	100.00%
Infosys Canada Public Services Inc(49)	Canada	—	—
Infosys BPM Limited	India	99.99%	99.99%
Infosys (Czech Republic) Limited s.r.o.(4)	Czech Republic	99.99%	99.99%
Infosys Poland, Sp z.o.o(4)	Poland	99.99%	99.99%
Infosys McCamish Systems LLC(4)	U.S.	99.99%	99.99%
Portland Group Pty Ltd(4)	Australia	99.99%	99.99%
Infosys BPO Americas LLC(4)	U.S.	99.99%	99.99%
Infosys Consulting Holding AG (Infosys Lodestone)	Switzerland	100.00%	100.00%
Infosys Management Consulting Pty Limited(5)	Australia	100.00%	100.00%
Infosys Consulting AG(5)	Switzerland	100.00%	100.00%
Infosys Consulting GmbH(5)	Germany	100.00%	100.00%
Infosys Consulting S.R.L.(1)	Romania	100.00%	100.00%
Infosys Consulting SAS(5)	France	100.00%	100.00%
Infosys Consulting s.r.o. v likvidaci (formerly Infosys Consulting s.r.o.)(5)(48)	Czech Republic	100.00%	100.00%
Infosys Consulting (Shanghai) Co., Ltd.(5)(48)	China	100.00%	100.00%
Infy Consulting Company Ltd(5)	U.K.	100.00%	100.00%
Infy Consulting B.V.(5)	The Netherlands	100.00%	100.00%
Infosys Consulting Sp. z.o.o(24)(32)	Poland	—	99.99%
Lodestone Management Consultants Portugal, Unipessoal, Lda.(5)(37)	Portugal	—	100.00%
Infosys Consulting S.R.L.(5)	Argentina	100.00%	100.00%
Infosys Consulting (Belgium) NV(6)	Belgium	99.90%	99.90%
Panaya Inc. (Panaya)	U.S.	100.00%	100.00%
Panaya Ltd.(7)	Israel	100.00%	100.00%
Panaya GmbH(7)	Germany	100.00%	100.00%
Panaya Japan Co. Ltd(7)(23)	Japan	—	—
Brilliant Basics Holdings Limited (Brilliant Basics)	U.K.	100.00%	100.00%
Brilliant Basics Limited(8)	U.K.	100.00%	100.00%
Brilliant Basics (MENA) DMCC(8)(25)	Dubai	—	100.00%
Infosys Consulting Pte Limited (Infosys Singapore)(1)	Singapore	100.00%	100.00%
Infosys Middle East FZ LLC(9)	Dubai	100.00%	100.00%
Fluido Oy(9)	Finland	100.00%	100.00%
Fluido Sweden AB (Extero)(12)	Sweden	100.00%	100.00%
Fluido Norway A/S(12)	Norway	100.00%	100.00%
Fluido Denmark A/S(12)	Denmark	100.00%	100.00%
Fluido Slovakia s.r.o(12)	Slovakia	100.00%	100.00%

Fluido Newco AB(12)(39)	Sweden	—	100.00%
Infosys Compaz Pte. Ltd (10)	Singapore	60.00%	60.00%
Infosys South Africa (Pty) Ltd(9)	South Africa	100.00%	100.00%
WongDoody Holding Company Inc. (WongDoody)(1)	U.S.	100.00%	100.00%
WDW Communications, Inc(11)	U.S.	100.00%	100.00%
WongDoody, Inc(11)	U.S.	100.00%	100.00%
HIPUS Co., Ltd (formerly Hitachi procurement Service Co. Ltd)(10)(13)	Japan	81.00%	81.00%
Stater N.V.(10)(14)	The Netherlands	75.00%	75.00%
Stater Nederland B.V.(15)	The Netherlands	75.00%	75.00%
Stater Duitsland B.V.(15)(41)	The Netherlands	—	75.00%
Stater XXL B.V.(15)	The Netherlands	75.00%	75.00%
HypoCasso B.V.(15)	The Netherlands	75.00%	75.00%
Stater Participations B.V.(15)	The Netherlands	75.00%	75.00%
Stater Deutschland Verwaltungs-GmbH(16)(40)	Germany	—	75.00%
Stater Deutschland GmbH & Co. KG(16)(40)	Germany	—	75.00%
Stater Belgium N.V./S.A.(17)(42)	Belgium	75.00%	53.99%
Outbox systems Inc. dba Simplus (US)(20)	U.S.	100.00%	100.00%
Simplus North America Inc.(21)	Canada	100.00%	100.00%
Simplus ANZ Pty Ltd.(21)	Australia	100.00%	100.00%
Simplus Australia Pty Ltd(22)	Australia	100.00%	100.00%
Sqware Peg Digital Pty Ltd(22)	Australia	100.00%	100.00%
Simplus Philippines, Inc.(21)	Philippines	100.00%	100.00%
Simplus Europe, Ltd.(21)	U.K.	100.00%	100.00%
Infosys Fluido UK, Ltd. (formerly Simplus U.K., Ltd)(12)(26)	U.K.	100.00%	100.00%
Infosys Fluido Ireland, Ltd. (formerly Simplus Ireland, Ltd)(12)(26)	Ireland	100.00%	100.00%
Infosys Limited Bulgaria EOOD(1)(27)	Bulgaria	100.00%	—
Kaleidoscope Animations, Inc.(30)	U.S.	100.00%	—
Kaleidoscope Prototyping LLC(31)	U.S.	100.00%	—
GuideVision s.r.o.(28)	Czech Republic	100.00%	—
GuideVision Deutschland GmbH(29)	Germany	100.00%	—
GuideVision Suomi Oy(29)	Finland	100.00%	—
GuideVision Magyarország Kft(29)	Hungary	100.00%	—
GuideVision Polska SP.Z.O.O(29)	Poland	100.00%	—
GuideVision UK Ltd(29)	U.K.	100.00%	—
Beringer Commerce Inc(33)	U.S.	100.00%	—
Beringer Capital Digital Group Inc(33)	U.S.	100.00%	—
Mediotype LLC(34)	U.S.	100.00%	—
Beringer Commerce Holdings LLC(34)	U.S.	100.00%	—
SureSource LLC(35)	U.S.	100.00%	—
Blue Acorn LLC(35)	U.S.	100.00%	—
Simply Commerce LLC(35)	U.S.	100.00%	—
iCiDIGITAL LLC(36)	U.S.	100.00%	—
Infosys BPM UK Limited(4)(38)	U.K.	—	—
Infosys Turkey Bilgi Teknolojikeri Limited Sirketi(1)(43)	Turkey	—	—
Infosys Germany Holding GmbH(1)(46)(47)	Germany	100.00%	—

(1)	Wholly owned subsidiary of Infosys Limited
(2)	Majority owned and controlled subsidiary of Infosys Limited
(3)	Liquidated effective November 17, 2019
(4)	Wholly owned subsidiary of Infosys BPM
(5)	Wholly owned subsidiary of Infosys Consulting Holding AG
(6)	Majority owned and controlled subsidiary of Infosys Consulting Holding AG
(7)	Wholly owned subsidiary of Panaya Inc.
(8)	Wholly owned subsidiary of Brilliant Basics Holding Limited
(9)	Wholly owned subsidiary of Infosys Consulting Pte Ltd
(10)	Majority owned and controlled subsidiary of Infosys Consulting Pte. Ltd
(11)	Wholly owned subsidiary of WongDoody

(12)	Wholly owned subsidiary of Fluido Oy
(13)	On April 1, 2019, Infosys Consulting Pte. Ltd, acquired 81% of the voting interests in HIPUS Co., Ltd

(formerly Hitachi Procurement Service Co. Ltd)

(14)	On May 23, 2019, Infosys Consulting Pte. Ltd, acquired 75% of the voting interests in Stater N.V.
(15)	Wholly owned subsidiary of Stater N.V.
(16)	Wholly owned subsidiary of Stater Duitsland B.V.
(17)	Majority owned and controlled subsidiary of Stater Participations B.V.
(18)	Effective October 1, 2019, merged into Infosys Consulting Ltda, a wholly owned subsidiary of Infosys Ltd.
(19)	Liquidated effective January 28, 2021
(20)	On March 13, 2020, Infosys Nova Holdings LLC, acquired 100% of the voting interests in Outbox Systems Inc.
(21)	Wholly owned subsidiary of Outbox Systems Inc.
(22)	Wholly owned subsidiary of Simplus ANZ Pty Ltd
(23)	Liquidated effective October 31, 2019
(24)

On February 20, 2020, Infosys Poland, Sp z.o.o, a wholly owned subsidiary of Infosys BPM acquired 100% of the voting interests in Infosys Consulting Sp. z.o.o, a wholly owned subsidiary of Infosys Consulting Holding AG

(25)	Liquidated effective July 17, 2020
(26)

On June 1, 2020, Fluido Oy, acquired 100% of the voting interests in Infosys Fluido UK, Ltd (formerly Simplus U.K., Ltd) and Infosys Fluido Ireland, Ltd. (formerly Simplus Ireland, Ltd) from Simplus Europe, Ltd

(27)	Incorporated effective September 11, 2020
(28)	On October 1, 2020, Infy Consulting Company Limited acquired 100% of voting interests in GuideVision s.r.o
(29)	Wholly owned subsidiary of GuideVision s.r.o.
(30)	On October 9, 2020, Infosys Nova Holdings LLC, acquired 100% voting interest in Kaleidoscope Animations, Inc.
(31)	Wholly owned subsidiary of Kaleidoscope Animations, Inc.
(32)	Merged with Infosys Poland Sp. z.o.o, effective October 21, 2020
(33)	On October 27, 2020, Infosys Nova Holding LLC, a wholly owned subsidiary of Infosys Limited, acquired 100% voting interest in Beringer Commerce Inc and Beringer Capital Digital Group Inc
(34)	Wholly owned subsidiary of Beringer Commerce Inc
(35)	Wholly owned subsidiary of Beringer Commerce Holdings LLC
(36)	Wholly owned subsidiary of Beringer Capital Digital Group Inc.
(37)	Liquidated effective November 19, 2020
(38)	Incorporated effective December 9, 2020
(39)	Merged into Fluido Sweden AB (Extero), effective December 18, 2020
(40)	Merged into Stater Duitsland B.V., effective December 18, 2020
(41)	Merged with Stater N.V., effective December 23, 2020
(42)	On December 29, 2020, Stater Participation B.V acquired non-controlling interest of 28.01% of the voting interests in Stater Belgium NV/SA
(43)	Incorporated on December 30, 2020
(44)

On March 29, 2021, the shareholders of Skava have approved to voluntarily liquidate the affairs of the Company. Accordingly, Skava will complete the process of voluntary liquidation pursuant to Section 59 of the Insolvency and Bankruptcy Code of 2016 and applicable provisions of the Companies Act, 2013

(45)	Liquidated effective March 9, 2021
(46)	Incorporated on March 23, 2021
(47)	On March 28, 2021, Infosys Limited and Infosys Germany Holding GmbH registered Infosys Automotive and Mobility GmbH & Co. KG, a partnership firm
(48)	Under liquidation
(49)	Wholly owned subsidiary of Infosys Public Services, Inc.